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                                                                    Exhibit j(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



                  We hereby consent to the incorporation in the Statement of Additional Information constituting part of the Registration Statement on Form N-1A (the "Registration Statement") of our report dated February 28, 2003, relating to the consolidated financial statements of NYLIFE LLC and Subsidiaries, which appear in such Statement of Additional Information for The MainStay Funds.

                  .

PricewaterhouseCoopers LLP

New York, New York
April 24, 2003